UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

FirstFire Global Opportunities Fund, LLC

On March 17, 2015, Ubiquity, Inc. (the “Company”) closed a financing transaction by entering into a Securities Purchase Agreement (the “Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Purchaser”). Pursuant to the Purchase Agreement, FirstFire purchased from the Company a 1% Senior Convertible Promissory Note (the “Note” and together with the Purchase Agreement, the “Transaction Documents”) in the aggregate principal amount of $140,250.00 (the “Principal Amount”), and delivered gross proceeds of $127,500, excluding a 10% original issue discount, transaction costs, fees and expenses. The Note may be converted into shares of the Company’s common stock (the “Common Stock”) by FirstFire in whole or in part at any time from time to time after the issuance of the Note, by submitting to the Company a Notice of Conversion.

Interest on the principal amount of the Note accrues at the rate of 1% per annum and is payable on September 17, 2015, six months after the date of the Note. The Note is convertible into shares of the Company’s common stock at any time at the discretion of FirstFire at an initial conversion price per share equal to the lowest of: (a) $0.50 or (b) 55% multiplied by the volume weighted average price of the Common Stock for the three (3) trading days immediately prior to the applicable conversion date (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the Transaction Documents.

All payments due under the Note shall be senior to all other indebtedness of the Company and its subsidiaries. Unless specific circumstances arise, the Note may not be prepaid in whole or in part. Any amount of principal or interest on the Note which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. Where the Company fails to meet its obligations under the terms of the Note, subject to a five (5) business day cure period, the Note shall become immediately due and payable and subject to penalties provided for within the Note.

The foregoing descriptions of the Note and Purchase Agreement are qualified in their entirety by reference to such Note and Purchase Agreement which are filed hereto as Exhibit 4.1 and 10.1 respectively, and are incorporated herein by reference.

R-Squared Partners, LLC

On March 20, 2015, Ubiquity, Inc. closed a financing transaction by entering into a Securities Purchase Agreement (the “Agreement”) with R-Squared Partners, LLC a Delaware limited liability company (“R-Squared”). Pursuant to the Agreement, R-Squared purchased from the Company a 1% Senior Convertible Promissory Note (the “Convertible Note” and together with the Agreement, the “Transaction Documents”) in the aggregate principal amount of $140,250.00 (the “Principal Amount”), and delivered gross proceeds of $127,500, excluding a 10% original issue discount, transaction costs, fees and expenses. The Convertible Note may be converted into shares of the Company’s common stock (the “Common Stock”) by R-Squared in whole or in part at any time from time to time after the issuance of the Convertible Note, by submitting to the Company a Notice of Conversion.

Interest on the principal amount of the Convertible Note accrues at the rate of 1% per annum and is payable on September 20, 2015, six months after the date of the Convertible Note. The Convertible Note is convertible into shares of the Company’s common stock at any time at the discretion of R-Squared at an initial conversion price per share equal to the lowest of: (a) $0.50 or (b) 55% multiplied by the volume weighted average price of the Common Stock for the three (3) trading days immediately prior to the applicable conversion date (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the Transaction Documents.

All payments due under the Convertible Note shall be senior to all other indebtedness of the Company and its subsidiaries. Unless specific circumstances arise, the Convertible Note may not be prepaid in whole or in part. Any amount of principal or interest on the Convertible Note which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. Where the Company fails to meet its obligations under the terms of the Convertible Note, subject to a five (5) business day cure period, the Convertible Note shall become immediately due and payable and subject to penalties provided for within the Convertible Note.

The foregoing descriptions of the Convertible Note and Agreement are qualified in their entirety by reference to such Convertible Note and Agreement which are filed hereto as Exhibit 4.2 and 10.2 respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The foregoing securities under Purchase Agreement and Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

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Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Convertible Promissory Note, dated March 17, 2015
4.2	Convertible Promissory Note, dated March 20, 2015
10.1	Purchase Agreement, dated March 17, 2015, by and between Ubiquity, Inc. and FirstFire Global Opportunities Fund, LLC
10.2	Purchase Agreement, dated March 20, 2015, by and between Ubiquity, Inc. and R-Squared Partners, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2015

UBIQUITY, INC.

By:	/s/ Christopher Carmichael
Christopher Carmichael
Chief Executive Officer

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